                                                                        EX-99.n.

                                     FORM OF
                                 ABERDEEN FUNDS
                                 RULE 18f-3 PLAN

                        Effective [_____________], 2007;

WHEREAS,  Aberdeen  Funds,  a  Delaware  statutory  trust (the  "Trust"),  is an open-end  management  investment company registered under the Investment Company
Act of 1940, as amended (the "1940 Act");

WHEREAS,  the  following  have been  designated as the series and classes of the
Trust:

              Series                                                      Classes

Aberdeen China Opportunities Fund                      A, B, C, R, Institutional, Institutional Service
Aberdeen Developing Markets Fund                       A, B, C, R, Institutional, Institutional Service
Aberdeen Global Financial Services Fund                A, B, C, R, Institutional, Institutional Service
Aberdeen Health Sciences Fund                          A, B, C, R, Institutional, Institutional Service
Aberdeen Natural Resources Fund                        A, B, C, R, Institutional, Institutional Service
Aberdeen Technology and Communications Fund            A, B, C, R, Institutional, Institutional Service
Aberdeen Global Utilities Fund                         A, B, C, R, Institutional, Institutional Service
Aberdeen Hedged Core Equity Fund                       A, B, C, R, Institutional, Institutional Service
Aberdeen International Equity Fund                     A, B, C, R, Institutional, Institutional Service
Aberdeen Select Equity Fund                            A, B, C, R, Institutional, Institutional Service
Aberdeen Market Neutral Fund                           A, B, C, R, Institutional, Institutional Service
Aberdeen Select Mid Cap Growth Fund                    A, B, C, D, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Defensive           A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Growth              A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate            A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate Growth     A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Specialty           A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Opportunities Fund                  A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Fund                                A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Growth Fund                         A, B, C, R, Institutional, Institutional Service
Aberdeen Select Small Cap Fund                         A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Value Fund                          A, B, C, R, Institutional, Institutional Service
Aberdeen Tax-Free Income Fund                          A, B, C, D, X, Y
Aberdeen Select Growth Fund                            A, B, C, R, Institutional, Institutional Service
Aberdeen Equity Long-Short Fund                        A, B, C, R, Institutional, Institutional Service
Aberdeen Select Worldwide Fund                         A, B, C, R, Institutional, Institutional Service

WHEREAS,  Aberdeen Asset Management Inc.  ("AAMI") serves as investment  adviser for each of the series;

WHEREAS,  Aberdeen Fund  Distributors  LLC ("AFD") serves as  underwriter,  AAMI serves as fund  administrator  and Citi Fund Services Ohio, Inc. ("Citi") serves as transfer agent for the series of the Trust;

WHEREAS,  the Trust has adopted a  Distribution  Plan ("12b-1  Plan") under Rule
12b-1 of the 1940 Act providing for:

(1)  in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2)  in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;

(3)  in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of  average  net  assets of which  0.25% per  annum is  considered  a service fee.

(4)  in the case of Class X shares of the Aberdeen Tax-Free Income Fund, fees of not more than  0.85% per annum of average  net  assets,  of which  0.10% is considered a service fee;

(5)  in the case of Class Y shares of the Aberdeen Tax-Free Income Fund, fees of not more than  0.85% per annum of average  net  assets,  of which  0.10% is considered a service fee;

(6)  in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% may be either a distribution  or a service fee;

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1)  in the case of Class A, Class D, Class R and  Institutional  Service  Class
     shares of the Funds,  fees of not more than 0.25% per annum of average  net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust,  as described in its  prospectuses,  to offer eligible  investors the option of purchasing  shares of its series with the following  features (not all series offer each option):

(1)  with a  front-end  sales load  (which  can vary  among  series and which is subject to certain  reductions and waivers among groups of purchasers)  and providing for a 12b-1 fee, an administrative services fee and under certain
     circumstances,   a  contingent   deferred  sales  charge  ("CDSC")  may  be
     applicable  for  purchases  sold  without  a sales  charge  and for which a finder's fee is paid (the "Class A shares of the Funds");

(2)  without a front-end sales load, but subject to a CDSC (which can vary among hseries  and which may be subject to certain  reductions  or waivers  among groups of  purchasers)  and providing for a 12b-1 fee but not providing for an administrative service fee (the "Class B shares of the Funds");

(3)  without a front-end sales load, but subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers),  and providing for a 12b-1 fee but not providing for an administrative  services fee (the "Class C shares of the Funds");

(4)  with a  front-end  sales load  (which  can vary  among  series and which is subject to certain  reductions and waivers among groups of purchasers)  but not subject to a CDSC,  and providing for an  administrative  services fee, but not  providing for a 12b-1 fee (the "Class D shares of the Aberdeen Mid
     Cap Growth and Aberdeen Tax-Free Income Funds");

(5)  without a front-end  sales load,  CDSC or 12b-1 fee, but  providing  for an administrative services fee (the "Institutional Service Class shares of the
     Funds");

(6)  without a front-end sales load, CDSC, 12b-1 fee, or administrative  service fee (the "Institutional Class shares of the Funds");

(7)  without a front-end sales load, but subject to a CDSC (which can vary among series  and  which  may be  subject  to  certain  waivers  among  groups of purchasers) and providing for a 12b-1 fee but not an administrative service fee (the "Class X shares of the Aberdeen Tax-Free Income Fund");

(8)  without a front-end  sales load and subject to a CDSC (each of which may be subject to certain  reductions and waivers among groups of purchasers)  and providing for a 12b-1 fee but not an administrative service fee (the "Class
     Y shares of the Aberdeen Tax-Free Income Fund");

(9)  without a  front-end  sales  load or CDSC,  but  providing  for a 12b-1 fee and/or administrative services fee (the "Class R shares of the Funds");

WHEREAS,  redemption  fees will be charged by all classes of the Aberdeen  China
Opportunities  Fund, Aberdeen Developing Markets Fund, Aberdeen Global Financial
Services Fund,  Aberdeen  Global Health  Sciences Fund,  Aberdeen Global Natural
Resources Fund,  Aberdeen Global Technology and  Communications  Fund,  Aberdeen
Global Utilities Fund, Aberdeen Hedged Core Equity Fund, Aberdeen  International
Equity Fund, Aberdeen Select Equity Fund, Aberdeen Market Neutral Fund, Aberdeen
Mid Cap Growth Fund,  Aberdeen Small Cap Opportunities  Fund, Aberdeen Small Cap
Fund, Small Cap Growth Fund,  Aberdeen Select Small Cap Fund, Aberdeen Small Cap
Value Fund, Aberdeen Select Growth Fund, Aberdeen Tax-Free Income Fund, Aberdeen
Equity  Long-Short Fund and Aberdeen Select  Worldwide Fund.  These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission,  and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing  interests in the same portfolio  notwithstanding  Sections  18(f)(1) and 18(i) under the 1940 Act if, among other things,  such  investment  company adopts a written plan setting forth the separate  arrangements  and expense  allocation  of each class and any related conversion features or exchange privileges;

NOW, THEREFORE,  the Trust,  wishing to be governed by Rule 18f-3 under the 1940
Act, hereby adopts this Rule 18f-3 Plan as follows:

1.   Each  class of  shares of a series  will  represent  interests  in the same portfolio of investments  of such series of the Trust,  and be identical in all respects to each other class of that series, except as set forth below.
     The only  differences  among the various classes of shares of the series of the Trust will relate solely to (a) different  distribution  or service fee payments  associated  with any Rule  12b-1 Plan for a  particular  class of shares and any other costs relating to  implementing  or amending such Plan
     (including  obtaining  shareholder  approval of such Plan or any  amendment thereto), which will be borne solely by shareholders of such class; and (b)
     different  administrative  service fees associated with any  Administrative
     Services Plan; (c) different Class  Expenses,  which will be limited to the following  expenses as determined by the Trustees to be  attributable  to a specific  class of shares:  (i) transfer  agency fees  identified  as being attributable  to a specific  class;  (ii)  printing  and  postage  expenses related  to  preparing  and  distributing  materials  such  as  shareholder reports,  prospectuses,  and proxy statements to current  shareholders of a specific class; (iii) Blue Sky notification  and/or filing fees incurred by a class of shares;  (iv) SEC  registration  fees  incurred by a class;  (v)
     expenses of  administrative  personnel  and services as required to support the  shareholders  of a specific  class;  (vi)  litigation  or other  legal expenses  and audit or other  accounting  expenses  relating  solely to one class;  (vii)  Trustee  fees or  expenses  incurred  as a result  of issues relating to one class; and (viii) shareholder  meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a  specific  class of shares or related to any other  matter  submitted  to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges;  and (g)
     class  names or  designations.  Any  additional  incremental  expenses  not
     specifically   identified  above  that  are  subsequently   identified  and
     determined to be properly applied to one class of shares of a series of the
     Trust shall be so applied  upon  approval by a majority of the  Trustees of the Trust,  including a majority  of the  Trustees  who are not  interested persons of the Trust.

2.   Under the  Multiple  Class  Distribution  System,  certain  expenses may be attributable to the Trust, but not to a particular series or class thereof.
     All such  expenses  will be allocated  among series based upon the relative aggregate net assets of such series.  Expenses that are  attributable  to a particular  series,  but not to a  particular  class  thereof,  and income, realized gains and losses,  and unrealized  appreciation  and  depreciation will be  allocated  to each class based on its net asset value  relative to the net  asset  value of the  series  if such  series  does  not pay  daily dividends  and if the series does pay daily  dividends  on the basis of the settled shares method (as described in Rule 18f-3(c)(iii).  Notwithstanding the foregoing,  the principal underwriter,  the investment adviser or other provider of services to the Trust may waive or reimburse  the expenses of a specific  class or classes to the extent  permitted  under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

     A class of shares  may be  permitted  to bear  expenses  that are  directly attributable to such class  including:  (a) any  distribution/service  fees associated  with any Rule 12b-1 Plan for a  particular  class and any other costs relating to implementing  or amending such Plan (including  obtaining shareholder  approval  of such  plan  or any  amendment  thereto);  (b) any administrative  services fees associated with any  administrative  services plan for a particular class and any other costs relating to implementing or amending such plan (including  obtaining  shareholder approval of such plan or any amendment  thereto)  attributable  to such class;  and (c) any Class
     Expenses determined by the Trustees to be attributable to such class.

3.   Class B shares of the  series and Class X shares of the  Aberdeen  Tax-Free
     Income Fund, other than shares purchased through reinvestment of a dividend or a  distribution  with  respect  to the Class B shares or Class X shares, respectively,  of the series, shall automatically convert to Class A shares of the same series on the date that is the first  business day of the month after  which  the  Class B  shares  or Class X shares  of the  series  were outstanding  for seven years.  Such  conversion will be on the basis of the relative net asset values of each class. After the conversion,  such shares will have all of the  characteristics  and  rights of Class A shares of the same series.  Shares purchased  through the reinvestment of a dividend or a distribution  with  respect  to the  Class B shares  of a series or Class X shares of the  Aberdeen  Tax-Free  Income Fund will be converted to Class A shares  of the same  series  in the same  proportion  as the  number of the shareholder's Class B or Class X shares of the series converting to Class A shares of the same series bears to the  shareholder's  total Class B shares or  Class X  shares  of the  series  not  acquired  through  dividends  and distributions.

4.   To the extent  exchanges  are  permitted,  shares of any class of the Trust will be exchangeable with shares of the same class of another series of the
     Trust.  With respect to Class X and Class Y shares of the Aberdeen Tax-Free
     Income  Fund,  exchanges  will be  permitted  from  Class X  shares  of the
     Aberdeen  Tax-Free  Income Fund into Class B shares of the other series (to the extent  otherwise  permitted)  and from Class Y shares of the  Aberdeen
     Tax-Free Income Fund into Class C shares of the other series (to the extent otherwise  permitted).  However,  there will be no  exchanges  from Class B shares of other series into Class X shares of the Aberdeen  Tax-Free Income
     Fund and no  exchange  from  Class C shares of other  series  into  Class Y shares of the Aberdeen Tax-Free Income Fund. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

5.   Dividends paid by a series of the Trust as to each class of its shares,  to the extent any dividends  are paid,  will be calculated in the same manner, at the same time,  on the same day, and will be in the same amount,  except that any distribution/service fees, administrative services fees, and Class
     Expenses allocated to a class will be borne exclusively by that class.

6.   Any distribution  arrangement of the Trust, including distribution fees and front-end  and deferred  sales loads,  will comply with Section 2830 of the
     Conduct Rules of the Financial Industry Regulatory Authority.

7.   The initial  adoption of, and all material  amendments,  to this 18f-3 Plan must be approved  by a majority  of the  members of the  Trust's  Trustees, including a majority of the Board members who are not interested persons of the Trust.

8.   Prior to the initial  adoption  of, and any  material  amendments  to, this
     18f-3 Plan,  the Trust's  Trustees  shall  request  and  evaluate,  and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the
     18f-3 Plan.